Exhibit 10.14

                                 AMENDMENT
                                   TO
                         ASSET PURCHASE AGREEMENT


     THIS AMENDMENT TO THE ASSET PURCHASE AGREEMENT ("Amendment") by and between Accurate Designs, Inc., a Utah corporation ("Accurate Designs"), and Rubicon Medical Corporation, a Utah corporation ("Rubicon"), originally dated April 17, 2000, is made and entered this ____ day of March 2001, based on the terms and conditions set forth herein.

                                   Premises

     Rubicon and Accurate Designs entered into an asset purchase agreement on April 17, 2000, (the "Agreement"). Under the terms of the Agreement, Rubicon acquired all of the assets of Accurate Designs for a cash and stock payment. The cash payments were to be over time. The parties have been reviewing the contract and want to amend some of its terms and conditions.

                                   Agreement

     Based on the foregoing premises which are incorporated herein by this reference and other good and valuable consideration the receipt of which is hereby acknowledged and the mutual covenants and conditions set forth herein, the parties agree as follows:

     1) Amendment. Section 2.2 Purchase Price is hereby amended to read as follows:

          2.2.1 General.     The purchase price of the assets is two million
     dollars ($2,000,000) which shall be paid as follows:

          a) At the closing, Rubicon paid and delivered to Accurate Design, the sum of two hundred fifty thousand dollars ($250,000);

          b) On March 17, 2001, Rubicon shall deliver two hundred fifty thousand dollars ($250,000) to Accurate Design along with eight percent (8%) interest on such payment for the sixty day period beginning January 17, 2001;


          c) On July 31, 2001, Rubicon shall deliver two hundred fifty thousand dollars ($250,000) to Accurate Design;

          d) On December 17, 20001, Rubicon shall deliver two hundred fifty thousand dollars ($250,000) to Accurate Design;

          e) One year after Rubicon has a trading market for its securities on the Electronic Bulletin Board or other market or exchange, Rubicon shall deliver to Accurate Designs one million dollars ($1,000,000) of its common stock valued at one hundred percent (100%) of the market price and the valuation shall be based on the average closing price of the five trading days prior to delivery of the shares.

         2.2.2 Promissory Note.     The above payments shall be evidenced by a
      promissory note in the amount of seven hundred fifty thousand dollars ($750,000), attached hereto as exhibit "A" and made a part hereof by this reference.


     3) Security. The promissory note shall be secured by seventy five percent of the stock of Accurate Designs on a pro rata basis so that with each $250,000 payment, thirty three percent of the stock shall no longer secure the payment of the note.

     4) Non-Compete. If Rubicon does not complete the purchase of Accurate Designs, it shall agree to not compete for a period of five years in the manufacturing and sale of catheter tipping equipment.

     5) Registration Rights. Those shares being delivered under Article 2.2.1(e) shall have the following registration rights.

          a)     Definitions.     As used herein:

                 i) The term "register," "registered" and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act") and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.


                 ii) The term "Registrable Securities" means the shares of Common Stock to be delivered pursuant to Article 2.2.1(e).

          b)     Agreement to Register.     Rubicon hereby grants to Accurate
          Designs and its assigns and subsequent purchasers of the Registrable Securities, the registration rights set forth in this Section 5, with respect to the Registrable Securities owned by Accurate Designs, its assigns and subsequent purchasers of the Registrable Securities (all hereinafter referred to as "Accurate Designs").

          c) Special Demand Registration Rights. One year after Rubicon obtains three market makers, Rubicon shall prepare and file with the SEC a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities which Accurate Designs or the then holder request to be registered. The registration shall be on appropriate form permitting registration of such securities for resale by Accurate Designs. Rubicon shall use reasonable efforts to cause the registration statement to be declared effective under the 1933 Act as soon as practicable and to keep the registration continuously effective under the 1933 Act until the date that is 90 days from the effective date of the registration, or such shorter period ending when (i) all Registrable Securities have been sold, or (ii) a subsequent registration covering all Registrable Securities has been declared effective under the 1933 Act.

                 i) If the registration or any subsequent registration statement covering the Registrable Securities ceases to be effective for any reason at any time during the effective period of such registration statement as required by this Agreement, Rubicon shall use reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the registration statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, of file an additional "shelf" registration statement pursuant to Rule 415 covering all of the shares of Common Stock requested to be registered. If a subsequent registration statement is filed, Rubicon shall use its best efforts to cause the subsequent registration statement to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until all shares requested to be registered are sold.

                 ii) Rubicon shall supplement and amend the registration statement or statements, if required by the rules, regulations or instructions applicable to the registration form used by Rubicon for such registration, if required by the 1933 Act.

            e)     Registration Generally.       Rubicon, upon delivery of the
            Registrable Securities, will pay all expenses of such registration, including, without limitation, printing charges, legal fees, and disbursements of counsel for Rubicon, blue sky expenses, accounting fees, and filing fees, but not including legal fees and disbursements of counsel to the Accurate Designs.

                  (i) Rubicon will take such reasonable steps which it determines, in its sole discretion, are necessary to permit the registration or qualification of the Registrable Securities under the laws of any state in which a Accurate Designs then resides on the written request to do so by such Accurate Designs, but in no event shall Rubicon be required to take such steps in any state other than those states in which the Registrable Securities were originally qualified or registered, and Rubicon shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. When qualification under applicable state securities laws is required, Rubicon shall take such action within ten days following the date on which Rubicon first files the registration statement. The costs of obtaining such state qualification shall be borne by Rubicon.

                  (ii)     Rubicon shall promptly notify Accurate Designs of
                   the effective date of any registration statement filed by Rubicon and the date on which the Registrable Securities become qualified or registered under the state securities laws of any state in which Rubicon obtains qualification or registration with respect to such shares.

                   (iii) Rubicon will indemnify and hold harmless Accurate Designs, individually, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange
                   Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading.


                    (iv)     All sales pursuant to any such registration
                     statement shall be made in accordance with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and Rubicon shall not be required to include any such Registrable Securities in any registration until it has received written assurances satisfactory in form and substance to Rubicon from Accurate Designs that such sales shall be so conducted. On notice to any Accurate Designs covered by a registration statement that such registration statement or prospectus relating thereto requires revision, such Accurate Designs will immediately cease to make offers or sales pursuant to such registration statement, return all such registration statements and prospectuses to Rubicon, and not resume offers until he or she has been provided with an updated prospectus by Rubicon.

           f)     Transfer of Registration Rights.      The rights contained
           in this Agreement, to cause Rubicon to register the Registrable Securities, may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Accurate Designs" for purposes of this Agreement.

     5) Interest. Late payments shall bear interest at eighteen percent (18%) per annum from the date the payment is due until the payment along with the interest is paid in full.

     6)     Ratification.     Except as expressly amended hereby, the terms of
the Agreement are hereby ratified and approved as originally written.

     Dated the year and date first above written.


                                   Accurate Designs, Inc.,
                                   a Utah corporation


                                   By:_____________________
                                      Harold Pearsall, President


                                   Rubicon Medical Corporation
                                   a Utah corporation


                                   By:_____________________
                                      Richard J. Linder, Chief Executive
                                      Officer